UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): December 12, 2008
NEUROCRINE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other	(Commission File	(IRS Employer Identification
jurisdiction of	Number)	No.)
incorporation or
organization)

12780 El Camino Real, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective December 10, 2008, Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), entered into a First Amendment to Lease (the “Lease Amendment”) with DMH Campus Investors, LLC, a Delaware limited liability company (“DMH”). The Company and DMH are parties to a lease agreement, dated December 4, 2007, pursuant to which the Company leases its corporate headquarters located at 12790 El Camino Real (the “Front Building”) and 12780 El Camino Real (the “Rear Building”) in San Diego, California (the “Lease”). The Lease Amendment amends the Lease to provide for the renovation of the Front Building in a manner that facilitates multiple tenant usage and establishes a mechanism for the Company to terminate its use of the Front Building. The Company will continue to occupy the entire Rear Building.
     Pursuant to the terms of the Lease Amendment, the Company is obligated to reimburse DMH for the total cost of renovating a portion of the Front Building such that the Front Building becomes suitable for multiple tenant usage (the “Renovation”). DMH and the Company will work together in good faith to use commercially reasonable efforts to keep the cost of the Renovation from exceeding $5,500,000. The Company is required to pay $1,000,000 towards the Renovation on or before January 31, 2009. DMH has agreed to finance the balance of the cost of the Renovation over a four year period at 8.25% annual interest, with monthly payments from the Company beginning retroactively from October 2008.
     Furthermore, the Lease Amendment provides that DMH shall seek to enter into leases with replacement tenants for portions of the Front Building (each, a “Replacement Lease”). In connection with each Replacement Lease, the Company shall be granted a pro rata reduction in rent under the Lease. Such rent reductions shall be made effective on the commencement date of each Replacement Lease. Additionally, within ten days after the execution of each Replacement Lease, the Company shall pay DMH a rent release fee, which shall be an amount calculated pursuant to the terms of the Lease Amendment. The Company shall also be required to pay all tenant improvement costs and leasing commissions in connection with each Replacement Lease.
     The Lease Amendment further amends the Lease to terminate the Company’s option right to purchase the Front Building, Rear Building, an adjacent building being developed by DMH and the associated real property.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 16, 2008	NEUROCRINE BIOSCIENCES, INC.
/s/ Timothy P. Coughlin
Timothy P. Coughlin
Vice President and Chief Financial Officer